Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-112586; 333-117974; 333-127852; 333-135126; and 333-145843) of The Providence Service Corporation of our reports dated May 8, 2007 and January 31, 2008 relating to the financial statements of Charter LCI Corporation, which appear in this Current Report on Form 8-K/A of The Providence Service Corporation dated February 6, 2008.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
February 6, 2008